UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia 24112	(276) 632-0459
(Address of principal executive offices)(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, Hooker Furniture Corporation announced that Paul A. Huckfeldt will become the Company’s Corporate Controller and principal accounting officer, effective January 1, 2010. Mr. Huckfeldt, 52, is a magna cum laude graduate of the University of Georgia. He has over 30 years of experience in accounting, ranging from privately held concerns to large, global, publicly traded companies. Mr. Huckfeldt joined Hooker in April 2004 and led the company’s Sarbanes-Oxley implementation and subsequent compliance efforts through February 2006. He was promoted to Manager of Operations Accounting in March of 2006 and has managed essentially all of the Company’s corporate accounting functions during his tenure in that role.

“We’re pleased to announce Paul’s promotion,” remarked E. Larry Ryder, Executive Vice-President of Finance and Administration. “He has distinguished himself at Hooker and has earned the respect and confidence of both management and the board of directors. We look forward to his continued significant contributions in his new role,” Ryder concluded.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: December 16, 2009	By:	/s/ E. Larry Ryder
E. Larry Ryder
Executive Vice President – Finance and Administration